UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2025
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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 23A Serangoon North Avenue 5, #01-01, Singapore 554369
1005 Virginia Dr., Fort Washington, PA 19034
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	KLIC	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02     Termination of a Material Definitive Agreement.
On June 6, 2025, Kulicke and Soffa Industries, Inc. (the “Company”) and Kulicke & Soffa Pte. Ltd., a wholly owned subsidiary of the Company (the “Subsidiary”) terminated the Facility Letter and Overdraft Agreement (collectively, the “Facility Agreements”), dated as of February 15, 2019, and as amended from time to time, with MUFG Bank, Ltd., Singapore Branch (the “Bank”).
The Facility Agreements provided the Company and the Subsidiary with an overdraft facility of up to US$150,000,000 (the “Overdraft Facility”) for general corporate purposes.
As of the date of termination, there were no outstanding amounts under the Overdraft Facility. In addition, the Company did not incur any early termination penalties in connection with the termination of the Facility Agreements.

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2025, the Board of Directors (the “Board”) of Kulicke and Soffa Industries, Inc. (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated By-Laws (as so amended and restated, the “By-Laws") to declassify the Board and provide for the annual election of all directors, phased in over a four-year period. At each annual meeting of shareholders, beginning with the 2026 annual meeting of shareholders, each director whose term expires at that meeting will be elected to hold office for a term expiring at the next annual meeting of shareholders. As a result, at the 2029 annual meeting of shareholders and each annual meeting of shareholders thereafter, all directors will be elected for a one-year term expiring at the next annual meeting of shareholders.
Directors who currently have multiple-year terms will continue to serve those terms until they expire and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Any director elected by the Board to fill a vacant directorship would serve until the next election of the class for which the director has been chosen, to the extent such class exists, or until the next annual meeting of shareholders (as applicable), and until such director’s successor is selected and qualified or until such director’s earlier death, resignation or removal.
The By-Laws became effective immediately.
The above summary of the By-Laws does not purport to be complete and is qualified in its entirety by reference to the By-Laws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
3.1	The Company’s Amended and Restated By-Laws, effective as of June 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: June 9, 2025	By:	/s/ LESTER WONG
	Name:	Lester Wong
	Title:	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)